UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 23, 2009

CHINA MEDIAEXPRESS HOLDING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33746	20-8951489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2805, Central Plaza, Wanchai Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   +852 2827 6100

_______________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 29, 2009, China MediaExpress Holdings, Inc. (AMEX: TMI) (the “Company” or “CME”), issued a press release, attached to this Current Report on Form 8–K as Exhibit 99.1, reporting that the Company received a letter on October 23, 2009, from NYSE Amex LLC (“AMEX”) indicating that as it gone through a reverse merger for purposes of Section 341 of the AMEX Company Guide (which required the satisfaction of AMEX’s initial listing standards at the time of closing), and the post-reverse merger entity failed to satisfy one or more of such criteria, its securities are therefore subject to being delisted from AMEX.  Specifically, the number of public shareholders of the Company at the Closing may not equal to or greater than 400.  The Company is planning to appeal this determination and request a hearing before a committee of AMEX.  There can be no assurance CME’s request for continued listing will be granted.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1 Press release dated October 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDIAEXPRESS HOLDINGS, INC.

Date: October 29, 2009	By:	/s/ Zheng Cheng
Name: Zheng Cheng
Title: Chief Executive Officer